Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Hyperscale Data, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock	(1)	Other	43,011,836	$0.2050	$8,817,426.38	0.0001381	$1,217.69

Total Offering Amounts:							$8,817,426.38		1,217.69
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$1,217.69

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Offering Note(s)

(1)	(a) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock that become issuable pursuant to those convertible promissory notes in the aggregate principal face amount of $12,768,000 (the “Convertible Notes”) issued or issuable by Hyperscale Data, Inc. (the “Company”) to JGB Capital, LP, JGB Partners, LP and JGB Capital Offshore Ltd. (collectively, the “Selling Stockholder”) pursuant to that certain note purchase agreement by and between the Company and the Selling Stockholder dated as of December 2, 2025 (the “Purchase Agreement”), as amended by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Company’s Class A common stock (“Common Stock”), as applicable.
(b) Represents shares of Common Stock issuable upon conversion of the Convertible Notes to be sold by the Company to the Selling Stockholder pursuant to the Purchase Agreement.
(c) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Common Stock, as reported on the NYSE American on December 29, 2025, which date is within five business days prior to the filing of this registration statement.